                                                                    EXHIBIT 10-P

================================================================================

                            BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


                                    between


                         BANK OF AMERICA, TEXAS, N.A.


                                      and


                            AZTEC MANUFACTURING CO.


                                     dated


                                 28 June 1996


================================================================================

                                 TABLES OF CONTENTS


                                                                         Page
                                                                         ----

1.  DEFINITIONS .......................................................... 1

2.  LOAN AMOUNTS AND TERMS................................................ 4
        2.1    Line of Credit Amount ..................................... 4
        2.2    Availability Period ....................................... 4
        2.3    Conditions to Each Extension of Credit .................... 4
        2.4    Repayment Terms ........................................... 4
        2.5    Letters of Credit ......................................... 4
        2.6    Term Loan ................................................. 5
        2.7    Availability Period ....................................... 5
        2.8    Purpose ................................................... 5
        2.9    Term Loan Repayment Terms; Prepayment ..................... 5
        2.10   Interest Rate ............................................. 6
        2.11   Optional Interest Rates; Payment of Interest .............. 6
        2.12   Additional Costs; Acknowledgment of Prepayment Fees ....... 7
        2.13   Long Term Rate............................................. 7
        2.14   Libor Rate................................................. 8

3.  FEES, EXPENSES AND DEPOSITS ......................................... 10
        3.2   Expenses .................................................. 10
        3.3   Deposits Accounts ......................................... 10
        3.4   No Excess Fees ............................................ 11

4.  COLLATERAL ...........................  ............................. 11
        4.1   Personal Property ......................................... 11
        4.2   Personal Property Supporting Guaranty ..................... 11
        4.3   Additional Property Upon Default .......................... 11

5.  DISBURSEMENTS, PAYMENTS AND COSTS ................................... 12
        5.1   Requests for Credit ....................................... 12
        5.2   Disbursements and Payments ................................ 12
        5.3   Direct Debit (Pre-Billing) ................................ 12
        5.4   Banking Days .............................................. 13
        5.5   Taxes ..................................................... 13
        5.6   Additional Costs .......................................... 13
        5.7   Interest Calculation ...................................... 14
        5.8   Default Rate .............................................. 14
        5.9   Overdrafts ................................................ 14

6.  CONDITIONS .......................................................... 14
        6.1   Authorizations ............................................ 14
        6.2   Security Agreements ....................................... 14
        6.3   Evidence of Priority ...................................... 14
        6.4   Consent to Removal ........................................ 14
        6.5   Insurance ................................................. 15
        6.6   Environmental Questionnaire ............................... 15
        6.7   Guaranty .................................................. 15
        6.8   Legal Opinion ............................................. 15
        6.9   Existence, Good Standing, and Foreign Qualification ....... 15
        6.10  Other Items................................................ 15

7.  REPRESENTATIONS AND WARRANTIES  ..................................... 15
        7.1   Organization of Borrower .................................. 15
        7.2   Authorization ............................................. 15
        7.3   Enforceable Agreement ..................................... 15
        7.4   Good Standing ............................................. 15
        7.5   No Conflicts .............................................. 16
        7.6   Financial Information ..................................... 16
        7.7   Lawsuits .................................................. 16
        7.8   Collateral ................................................ 16
        7.9   Permits, Franchises ....................................... 16
        7.10  Other Obligations ......................................... 16
        7.11  Income Tax Returns ........................................ 16
        7.12  No Event of Default ....................................... 16
        7.13  Merchantable Inventory..................................... 16
        7.14  ERISA Plans ............................................... 17

8.  COVENANTS ........................................................... 18
        8.1   Use of Proceeds............................................ 18
        8.2   Financial Information...................................... 18
        8.3   Quick Ratio................................................ 19
        8.4   Tangible Net Worth......................................... 19
        8.5   Debt to Tangible Net Worth................................. 19
        8.6   Cash Flow Ratio............................................ 19
        8.7   Other Debts................................................ 19
        8.8   Other Liens................................................ 20
        8.9   Capital Expenditures....................................... 20
        8.10  Dividends.................................................. 20
        8.11  Treasury Stock............................................. 20
        8.12  Loans to Officers.......................................... 20
        8.13  Notices to Bank............................................ 21
        8.14  Books and Records.......................................... 21
        8.15  Audits..................................................... 21

        8.16  Compliance with Laws....................................... 21
        8.17  Maintenance of Properties.................................. 21
        8.18  Preservation of Rights..................................... 21
        8.19  Perfection of Liens........................................ 21
        8.20  Cooperation................................................ 21
        8.21  Insurance.................................................. 21
                     (a)     Insurance Covering Collateral............... 21
                     (b)     General Business Insurance.................. 22
                     (c)     Evidence of Insurance....................... 22
        8.22  Additional Negative Covenants.............................. 22
        8.23  ERISA Plans................................................ 23

9.  HAZARDOUS WASTE INDEMNIFICATION...................................... 23
        9.1.............................................................. 23
    INDEMNIFICATION...................................................... 23
        9.2   Representation and Warranty Regarding Hazardous
               Substances................................................ 24
        9.3   Compliance Regarding Hazardous Substances.................. 24
        9.4   Notices Regarding Hazardous Substances..................... 24
        9.5   Site Visits, Observations and Testing...................... 24
        9.6   Continuation of Indemnity.................................. 25

10.  DEFAULT............................................................. 25
        10.1  Failure to Pay............................................. 25
        10.2  Lien Priority.............................................. 25
        10.3  False Information.......................................... 25
        10.4  Bankruptcy................................................. 26
        10.5  Receivers.................................................. 26
        10.6  Lawsuits................................................... 26
        10.7  Judgments.................................................. 26
        10.8  Government Action.......................................... 26
        10.9  Material Adverse Change.................................... 26
        10.10 Cross-default.............................................. 26
        10.11 Default under Guaranty or Subordination Agreement.......... 26
        10.12 Other Bank Agreements...................................... 26
        10.13 ERISA Plans................................................ 26
        10.14 Other Breach Under Agreement............................... 27
        10.15 Change of Control.......................................... 27
        10.16 Change in Management....................................... 27

11.  ENFORCING THIS AGREEMENT; MISCELLANEOUS............................. 27
        11.1  GAAP....................................................... 27
        11.2  Governing Law.............................................. 27
        11.3  Successors and Assigns..................................... 27
        11.4  ARBITRATION................................................ 27

        11.5  Severability; Waivers...................................... 29
        11.6  Costs...................................................... 29
        11.7  Attorneys' Fees............................................ 29
        11.8  Indemnification............................................ 29
        11.9  Notices.................................................... 29
        11.10 Headings................................................... 29
        11.11 Counterparts............................................... 29
        11.12 Usury Laws................................................. 30
        11.13 NO ORAL AGREEMENTS......................................... 30

                               INDEX TO EXHIBITS
                               -----------------

      Exhibit A                                    Borrowing Certificate
      Exhibit B                                    Borrowing Base Certificate



                              INDEX TO SCHEDULES
                              ------------------

      Schedule 7.8                                 Liens encumbering Collateral
      Schedule 8.7                                 Existing Debt
      Schedule 8.8                                 Existing Liens

                            BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


     This Agreement ("Agreement") dated as of June 28, 1996, is between Bank
                      ---------
of America, Texas, N.A. (the "Bank") and Aztec Manufacturing Co. (the
                              ----
"Borrower").
- ---------


1.   DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement:

     1.1     "Borrowing Base" means the lesser of:
              --------------

             (a)  Ten Million Dollars ($10,000,000.00), or

             (b)    the sum of:

                    (i) Eighty percent (80%) of the balance due on Acceptable Receivables, plus

                    (ii) Fifty percent (50%) of the value of Acceptable Inventory consisting of raw materials (excluding the inventory of zinc) and finished goods; plus

                    (iii) Sixty percent (60%) of the value of Acceptable
             Inventory consisting of raw zinc.

In determining the value of Acceptable Inventory to be included in the Borrowing Base, the Bank will use the lowest of (i) a Pledging Party's cost as determined in accordance with generally accepted accounting principles applied on a consistent basis, (ii) a Pledging Party's estimated market value, or (iii) the Bank's independent determination of the resale value of such inventory in such quantities and on such terms as the Bank deems appropriate.

     1.2     "Acceptable Receivable" means an account receivable which satisfies
              ---------------------
the following requirements:

             (a) The account has resulted from the sale of goods or the performance of services by a Pledging Party in the ordinary course of the Pledging Party's business.

             (b) There are no conditions which must be satisfied before the Pledging Party is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 1
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             (c) The debtor upon the account does not claim any defense to payment and has not asserted any counterclaims against the Pledging Party.

             (d) The account represents a genuine obligation of the debtor for goods sold and accepted by the debtor, or for services performed for and accepted by the debtor.

             (e) The Pledging Party has sent an invoice to the debtor in the amount of the account.

             (f) The account is owned by the Pledging Party free of any title defects or any liens or interests of others except the security interest in favor of the Bank.

             (g) The debtor upon the account is not any of the following:

                 (i) an employee, affiliate, parent or subsidiary of any Pledging Party, or an entity which has common officers or directors with any Pledging Party.

                (ii) the United States government or any agency or department of the United States government unless the Bank agrees in writing to accept the account and the Pledging Party complies with the procedures in the Federal Assignment of Claims Act of 1940 with respect to the account.

                (iii) any state, county, city, town or municipality unless no law or contractual provision exists restricting the applicable Pledging Party's right to assign the applicable account or the applicable Pledging Party has complied with the requirements of such law or contractual provision permitting the assignment to the Bank.

                (iv) any person or entity located in a foreign country unless the account is supported by a letter of credit issued by a bank acceptable to the Bank.

                (v) any person or entity to whom the Pledging Party is obligated for goods purchased by the Pledging Party or for services performed for the Pledging Party. This will not exclude accounts upon which any such debtor is obligated to the extent that the accounts exceed the amount of the Pledging Party's obligation to such debtor.

            (h) The account is not in default. An account will be considered in default if any of the following occur:

                  (i) The account is not paid within the ninety (90) day period starting on its invoice date;


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 2

                     (ii) The debtor obligated upon the account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                     (iii) Any petition is filed by or against the debtor
             obligated upon the account under any bankruptcy law or any other law or laws for the relief of debtors;

             (i) The account, when added to all other accounts that are obligations of the same debtor, does not cause that debtor's total obligations to all Pledging Parties to exceed 20% of the balance due on all of the Pledging Parties accounts, but if it does cause the debtor's total obligations to the Pledging Parties to exceed such 20%, only the amount of excess shall be excluded from the "Acceptable Receivables".
                                                  ----------------------

             (j) The account is not the obligation of a debtor who is in default (as defined above) on 25% or more of the accounts upon which such debtor is obligated, such 25% calculated based on the dollar amount of all such accounts.

             (k) The account does not arise from the sale of goods which remain in a Pledging Party's possession or under a Pledging Party's control.

             (l) The account does not arise from the sale of minerals (including oil and gas) at the wellhead or minehead.

             (m) The account is not evidenced by a promissory note or chattel paper.

     1.3     "Acceptable Inventory" means inventory which satisfies the
              --------------------
following requirements:

             (a) The inventory is owned by a Pledging Party free of any title defects or any liens or interests of others except the security interest in favor of the Bank.

             (b) The inventory is permanently located at locations which a Pledging Party has disclosed to the Bank and which are acceptable to the Bank. If the inventory is covered by a negotiable document of title (such as a warehouse receipt) that document must be delivered to the Bank. Inventory which is in transit is not acceptable unless it is covered by a commercial letter of credit and the seller of the inventory is required to present shipping or title documents as a condition to obtaining payment.

             (c) The inventory is held for sale in the ordinary course of a Pledging Party business and is of good and merchantable quality. Inventory which is obsolete, unsalable,

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 3
     damaged, defective or discontinued or which has been returned by the buyer, is not acceptable. Display items and packing and shipping materials are not acceptable.

             (d)     The inventory is not placed on consignment.
             (e)     The inventory is otherwise acceptable to the Bank.

     1.4     "Pledging Party" means Borrower and each of its subsidiaries who
              --------------
has executed a security agreement in favor of Bank pledging to the Bank such subsidiaries accounts, inventory, equipment and other related assets.

2.   LOAN AMOUNTS AND TERMS

     2.1     Line of Credit Amount.
             ---------------------

             (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit is equal to the amount of the Borrowing Base.

             (b) This is a revolving line of credit for advances with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

             (c) Each advance must be for at least One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof, or for the amount of the remaining available line of credit, if less.

             (d) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Borrowing Base. If on any day such outstandings exceed the Borrowing Base, then within five (5) days of such day the Borrower will pay the excess to the Bank. The Bank may apply payments received from the Borrower under this Paragraph to the obligations of the Borrower to the Bank in the order and the manner as the Bank, in its discretion, may determine.

     2.2     Availability Period.  The line of credit is available between the
             -------------------
date of this Agreement and July 1, 1999 (the "Expiration Date") unless the
                                              ---------------
Borrower is in default.

     2.3     Conditions to Each Extension of Credit.  Before each extension of
             --------------------------------------
credit under the line of credit, including the first, the Borrower will deliver a Borrowing Certificate in the form of Exhibit A hereto completed in a manner satisfactory to the Bank by telecopy at the telecopy number set forth on the signature pages hereto.


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 4

     2.4     Repayment Terms.  The Borrower will repay in full all principal and
             ---------------
any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

     2.5     Letters of Credit.  This line of credit may be used for financing
             -----------------
standby letters of credit with a maximum maturity not to extend beyond the Expiration Date. The amount of the letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00). The Borrower agrees:

             (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under the line of credit pursuant to this Agreement. Such amount will bear interest and be due as described elsewhere in this Agreement;

             (b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit;

             (c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary.

             (d) to sign the Bank's form Application and Agreement for Standby Letter of Credit in connection with and as a condition to the issuance of each letter of credit;

             (e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower;

             (f) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges arising or accrued in respect of the Letters of Credit; and

             (g) to pay the Bank a non-refundable fee equal to 1% per annum of the outstanding undrawn amount of each standby letter of credit, payable quarterly in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated.

     2.6     Term Loan.  The Bank agrees to provide a term loan to the Borrower
             ---------
in the amount of Ten Million Dollars ($10,000,000.00) (the "Term Commitment").
                                                            ---------------

     2.7     Availability Period.  The Term Commitment is available in one
             -------------------
disbursement from the Bank between the date of this Agreement and June 30, 1996.


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 5

     2.8     Purpose.  The term loan shall be used to refinance existing
             -------
indebtedness, to finance capital expenditures previously made and for working capital.

     2.9     Term Loan Repayment Terms; Prepayment.
             -------------------------------------

             (a) The Borrower will repay the principal amount of the term loan in seventy-one (71) successive monthly installments of One Hundred Thirty-Eight Thousand Eight Hundred Eighty-Nine Dollars ($138,889.00) starting August 1, 1996. On July 1, 2002, the Borrower will repay the remaining principal balance of the term loan.
             (b) The Borrower may prepay the term loan in full or in part at any time in an amount not less than One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof. The prepayment will be applied to the most remote installment of principal due under this Agreement.

     2.10    Interest Rate.  Unless the Borrower elects an optional interest
             -------------
rate as described below, the interest rate for the loans made hereunder is the lesser of (a) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the "Maximum Rate") or (b) the rate that
                                           ------------
is equal to the Bank's Reference Rate. Notwithstanding the foregoing, if at any time the Reference Rate shall exceed the Maximum Rate and thereafter the Reference Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Reference Rate exceeded the Maximum Rate. The "Reference Rate" is the rate of interest publicly
                                --------------
announced from time to time by the Bank in Irving, Texas, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate. Borrower and Bank agree that Tex. Rev. Civ. Stat. Ann. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to the line of credit under this Agreement. To the extent that the line of credit under this Agreement is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Bank retains the right to modify the interest rate in accordance with applicable law. Borrower represents and warrants to Bank and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this Agreement are for business, commercial or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act. In no event shall the provisions of Tex. Rev. Civ. Stat. Ann. arts. 5069-2.01 through 5069-8.06, or 5069-15.01 through 5069-15.11, be applicable to the loans evidenced hereby. To the extent that Texas


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 6
law determines the maximum lawful rate of interest, such rate shall be determined by utilizing the indicated rate (weekly) ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

     2.11    Optional Interest Rates; Payment of Interest.  Instead of the
             --------------------------------------------
Reference Rate, the Borrower may elect to have all or portions of each loan bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower; provided, however, that the Borrower shall not have
                           --------  -------
the option or right to elect to have all or any portion of a loan bear interest at the rate described below when such rate exceeds the Maximum Rate. Each interest rate is a rate per year. Interest (calculated based on the Reference Rate or at the optional rates described below) will be paid on the first day of each month commencing August 1, 1996 and on the last day of each interest period. At the end of any interest period, the interest rate will revert to the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

     2.12    Additional Costs; Acknowledgment of Prepayment Fees.  The Borrower
             ---------------------------------------------------
acknowledges that prepayment of all or any portion of the advances bearing interest at an optional interest rate may result in the Bank incurring additional costs, expenses and/or liabilities. The Borrower therefore agrees to pay the prepayment fees described herein if all or any portion of the optional interest rate advances are prepaid. The Borrower further acknowledges that the Bank's willingness to offer an optional interest rate to the Borrower is sufficient and independent consideration for this agreement to pay the fee.

     2.13    Long Term Rate.  The Borrower may elect to have all or portions of
             --------------
the principal balance of the term loan bear interest at a rate equal to the lesser of (a) the Maximum Rate or (b) the Long Term Rate, subject to the following requirements:

             (a) The interest period during which the Long Term Rate will be in effect will be for the remaining term of the term loan.

             (b)     The "Long Term Rate" means a fixed interest rate equal to
                          --------------
     the Bank's Cost of Funds Rate in existence at the time the Long Term Rate is selected plus one and one-quarter percent (1.25%). "Cost of Funds Rate"
                                                            ------------------
     means the rate then quoted by the Bank at which the Bank can acquire United States dollars in any domestic market for a period equal to the applicable interest period and in an amount of the term loan subject thereto, adjusted for such reserves as the Bank may deem appropriate.

             (c) Each Long Term Rate portion will be for an amount not less than Two Hundred Fifty Thousand Dollars ($250,000.00).

             (d) Any portion of the term loan bearing interest at the Long Term Rate will not be converted to a different rate during the applicable interest period.


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 7

             (e) The Borrower may prepay the Long Term Rate portion in whole or in part in the minimum amount of One Hundred Thousand Dollars ($100,000.00). The Borrower will give the Bank irrevocable written notice of the Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by the Bank at least 5 banking days in advance of the prepayment. All prepayments of principal on the Long Term Rate portion will be applied on the most remote principal installment or installments of the term loan then unpaid.

             (f) Each prepayment of a Long Term Rate portion will be accompanied by payment of all accrued interest on the amount of the prepayment and a prepayment fee (as calculated by the Bank in its discretion) to be equal to the present value of the amount (if any) by which:

                     (i) the additional interest which would have been payable on the amount prepaid had it not been prepaid exceeds

                     (ii) the amount of interest which would accrue on the amount paid if it were reinvested from the date of prepayment through its original maturity at a then prevailing rate equal to the interest rate yield on like term U.S. Government Treasury securities determined by the Bank based on information from either the Telerate or Reuters information services, The Wall
                                                                  --------
             Street Journal, or other information sources the Bank deems
             --------------
             appropriate.

     The Bank is under no obligation to actually reinvest any prepayment.

             (g) If at any time during any applicable interest period the Long Term Rate shall exceed the Maximum Rate and thereafter the Long Term Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Long Term Rate exceeded the Maximum Rate.

     2.14    Libor Rate.  The Borrower may elect to have all or portions of the
             ----------
principal balance of either loan bear interest at the rate equal to the lesser of (i) the Maximum Rate or (ii) the Libor Rate plus (i) one percent (1%) with respect to the line of credit or (ii) one and one-quarter percent (1.25%) with respect to the term loan (the "Eurodollar Rate"), subject to the following
                               ---------------
requirements:

             (a) The interest period during which the Eurodollar Rate will be in effect will be (i) 1, 2, 3 or 6 months with respect to the line of credit or (ii) 1, 2, 3, 6 or 12 months with respect to the term loan. The last day of the interest period will be determined by the Bank using the practices of the London interbank market.


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 8

             (b) Each Eurodollar Rate portion under a loan will be for an amount not less than Five Hundred Thousand Dollars ($500,000.00) or an integral multiple thereof.

             (c) The Borrower shall irrevocably request a Eurodollar Rate portion no later than 9:00 a.m. San Francisco time two (2) banking days before the commencement of the interest period.

             (d)     The "LIBOR Rate" means the interest rate determined by the
                          ----------
     following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                           LIBOR Rate =          London Rate
                                         ---------------------------
                                         (1.00 - Reserve Percentage)
                     Where,


                     (i)   "London Rate" means the interest rate (rounded
                            -----------
             upward to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London interbank market at approximately 11:00 a.m. London time two (2) banking days prior to the commencement of the interest period.

                     (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

             (e) The Borrower may not elect an Eurodollar Rate with respect to any portion of the principal balance of either loan which is scheduled to be repaid before the last day of the applicable interest period.

             (f) Any portion of the principal balance of a loan already bearing interest at the Eurodollar Rate will not be converted to a different rate during its interest period.

             (g) Each prepayment of an Eurodollar Rate portion will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

                     (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 9

                     (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London interbank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

             (h) The Bank will have no obligation to accept an election for an Eurodollar Rate portion if any of the following described events has occurred and is continuing:

                     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Eurodollar Rate portion are not available in the London interbank market; or

                     (ii) The Eurodollar Rate does not accurately reflect the cost of an Eurodollar Rate portion.

             (i) If at any time during any applicable interest period the Eurodollar Rate shall exceed the Maximum Rate and thereafter the Eurodollar Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Eurodollar Rate exceeded the Maximum Rate.

3.   FEES, EXPENSES AND DEPOSITS

     3.1     Unused commitment fee.  Subject to the provisions of Section 11.12
             ---------------------
hereof, the Borrower agrees to pay a fee on any difference between Ten Million Dollars ($10,000,000) and the amount of the line of credit it actually uses, determined by the average loan balance maintained during the specified period. The fee will be calculated at one-quarter of one percent (0.25%) per year. This fee is due on October 1, 1996 and on the first day of each following January, April, July and October until the Expiration Date.

     3.2     Expenses.
             --------

             (a) The Borrower agrees to repay the Bank within ten (10) days of the receipt of the Bank's written notice for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, documentation fees, and any other similar fees. The Bank's written notice shall be accompanied by documentation evidencing the amount and nature of such expenses.

             (b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees (not to


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 10
     exceed $35,000.00 for the initial closing of the transaction contemplated hereby and the initial preparation of this Agreement) plus out-of-pocket costs and expenses incurred by the Bank's attorneys.

             (c) The Borrower agrees to reimburse the Bank for the cost of periodic audits of the collateral securing this Agreement; provided that, prior to the occurrence of a default, such audits are not conducted more than once a year and the costs of such audits do not exceed $2,500 plus all out-of-pocket expenses of the Bank. The audits may be performed by employees of the Bank or by independent auditors.

     3.3    Deposits Accounts.   The Borrower acknowledges that the interest
            -----------------
rates and other fees provided by the Bank to the Borrower hereunder have been provided to the Borrower based on the Bank's understanding that by December 1, 1996, the Borrower and each Guarantor (as hereafter defined in Section 4.2) have agreed to move all of their deposit accounts to the Bank. Borrower and Guarantor acknowledge that but for such agreement, the rates and fees changed hereunder would be higher. If by December 1, 1996 the deposit accounts of Borrower and the Guarantors are not held with the Bank, the Borrower acknowledges that the Bank may automatically and with 5 days written notice to Borrower, increase the interest rates and fees hereunder to an amount that will compensate the Bank for the fact that such deposit accounts are not held at the Bank.

     3.4    No Excess Fees.  Notwithstanding anything to the contrary in this
            --------------
Section 3, in no event shall any sums payable under this Section 3 (to the extent, if any, constituting interest under any applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount of interest permitted to be charged, taken, reserved, received or contracted for under applicable usury laws.

4.   COLLATERAL

     4.1    Personal Property.  The Borrower's obligations to the Bank under
            -----------------
this Agreement will be secured by all equipment, fixtures, inventory, accounts, receivables and related assets the Borrower now owns or will own in the future, as further defined in a security agreement executed by the Borrower. In addition, all collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank. All collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

     4.2    Personal Property Supporting Guaranty.  The obligations of Aztec
            -------------------------------------
Industries, Inc., Aztec Industries, Inc. - Moss Point, Automatic Processing, Incorporated, The Calvert Company, Inc., Gulf Coast Galvanizing, Inc., Arkgalv, Inc., Arbor-Crowley, Inc., Aztec Group Company, Aztec Holdings, Inc., Aztec Manufacturing Partnership, Ltd., Aztec Manufacturing-Waskom Partnership, Ltd., Rig-A-Lite Partnership, Ltd., Atkinson Industries, Inc., and Arizona


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 11

Galvanizing, Inc. (the "Guarantors") to the Bank will be secured by all
                        ----------
equipment, fixtures, inventory, accounts, receivables and related assets the Guarantors now own or will own in the future, as further defined in the security agreement executed by the Guarantors.

     4.3    Additional Property Upon Default.  If a default (as described in
            --------------------------------
Section 10) or any event that with the giving of notice or lapse of time or both would be such a default occurs, within twenty (20) days of the request of the Bank, Borrower shall grant liens and security interest (and cause each Guarantor to grant liens and security interest) to Bank to secure all present and future obligations of the Borrower and Guarantors, respectively, in all real and personal property of Borrower and each Guarantor in which the Bank does not already have a lien pursuant to such documentation as the Bank may request (including, without limitation, deeds of trust, security agreements, pledge agreements, and financing statements) and, in connection with the foregoing, Borrower shall, and shall cause each Guarantor to, provide such other documentation as the Bank may reasonably require including surveys, environmental audits, title insurance policies, exception documents, lien waivers or subordinations and appraisals.

5.   DISBURSEMENTS, PAYMENTS AND COSTS

     5.1    Requests for Credit.  Each request for an extension of credit will
            -------------------
be made in writing by means of a Borrowing Certificate in the form of Exhibit A hereto.

     5.2    Disbursements and Payments.  Each disbursement by the Bank and each
            --------------------------
payment by the Borrower will be:

            (a) made at the Bank's branch (or other location) selected by the Bank from time to time;

            (b) made for the account of the Bank's branch selected by the Bank from time to time;

            (c) made in immediately available funds, or such other type of funds selected by the Bank; and

            (d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

     5.3    Direct Debit (Pre-Billing).
            --------------------------

            (a) The Borrower agrees that the Bank will debit the Borrower's deposit account number 2605100154 (the "Designated Account") on the date
                                             ------------------
     each payment of principal, interest or any fees from the Borrower become due (the "Due Date"). If the
               --------


BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 12

     Due Date is not a banking day, the Designated account will be debited on the next banking day.

            (b) Approximately 15 days prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculation will be made on the assumption
                -------------
     that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the application interest rate.

            (c) The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued
                                                                    -------
     Amount"). If the Billed Amount debited to the Designated Account differs
     ------
     from the Accrued Amount, the discrepancy will be treated as follows:

                     (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

                     (ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

            Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

            (d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

     5.4    Banking Days.  Unless otherwise provided in this Agreement, a
            ------------
banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas. For amounts bearing interest at a Eurodollar Rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas and Bank of America, National Trust and Savings Association is open for business in California and dealing in the London interbank market for dollar deposits. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 13

     5.5    Taxes.  The Borrower will not deduct any taxes from any payments it
            -----
makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

     5.6    Additional Costs.  Subject to the provisions of Section 11.12
            ----------------
hereof, the Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

            (a) any reserve or deposit requirements; and

            (b) any capital requirements relating to the Bank's assets and commitments for credit.

     Notwithstanding the foregoing, (A) the Bank shall notify the Borrower after
(i) an event has occurred which resulted in it incurring any such costs or losses and (ii) the Bank has determined to charge Borrower for such costs or losses, (B) Borrower will have no obligation to pay the Bank any such costs or losses which arose for periods prior to the date which is thirty (30) days prior to the date on which the Borrower received the notice from the Bank, and (C) in no event shall any sum payable under this Section 5.7 (to the extent, if any, constituting interest under applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount permitted to be charged, taken, reserved, received or contracted for by any applicable usury laws.

     5.7    Interest Calculation.  Except as otherwise stated in this Agreement,
            --------------------
all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

     5.8    Default Rate.  Upon the occurrence and during the continuation of
            ------------
any default under this Agreement, advances under this Agreement will, at the option of the Bank, bear interest at the lesser of (a) the Maximum Rate or (b) a rate per annum which is two (2) percentage points higher than the Reference Rate (the "Default Rate").
      ------------

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 14

     5.9    Overdrafts.  At the Bank's sole option in each instance, the Bank
            ----------
may make advances under this Agreement to prevent or cover an overdraft on any account of the Borrower with the Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the Reference Rate.

6.   CONDITIONS

     The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement:

     6.1    Authorizations.  Evidence that the execution, delivery and
            --------------
performance by the Borrower and each Guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

     6.2    Security Agreements.  Signed original security agreements,
            -------------------
assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

     6.3    Evidence of Priority.  Evidence that security interests and liens in
            --------------------
favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing; provided that, except as provided in the security agreements executed by the Borrower and Guarantors, no title documents for motor vehicles need to show the Bank's interests.

     6.4    Consent to Removal.  For any personal property collateral located on
            ------------------
real property which is subject to a mortgage or deed of trust or which is not owned by the Borrower, a Consent to Removal from the owner of the real property and the holder of any mortgage or deed of trust must be received in a form acceptable to the Bank.

     6.5    Insurance.  Evidence of insurance coverage, as required in the
            ---------
"Covenants" section of this Agreement.

     6.6    Environmental Questionnaire.  A completed Bank form Environmental
            ---------------------------
Questionnaire and Disclosure Statement.

     6.7    Guaranty.  A Guaranty signed by each of the Guarantors, in a form
            --------
acceptable to the Bank.

     6.8    Legal Opinion.  A written opinion from the Borrower's legal counsel,
            -------------
covering such matters as the Bank's legal counsel, Jenkens & Gilchrist, a Professional Corporation, may require. The legal counsel and the terms of the opinion must be acceptable to the Bank.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 15

     6.9    Existence, Good Standing, and Foreign Qualification.  Certificates
            ---------------------------------------------------
of existence, good standing, and foreign qualification for the Borrower and each Guarantor from its state of incorporation or organization and from any other state in which the Borrower or such Guarantor is required to qualify to conduct its business.

     6.10   Other Items.  Any other items that the Bank, or its legal counsel
            -----------
may reasonably request.

7.   REPRESENTATIONS AND WARRANTIES

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties and the representations and warranties contained in Section 9 hereof. Each request for an extension of credit constitutes a renewed representation:

     7.1    Organization of Borrower.  The Borrower is a corporation duly
            ------------------------
incorporated and validly existing under the laws of the state of its incorporation.

     7.2    Authorization.  This Agreement, and any instrument or agreement
            -------------
required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

     7.3    Enforceable Agreement.  This Agreement is a legal, valid and binding
            ---------------------
agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

     7.4    Good Standing.  In each state in which the Borrower does business,
            -------------
it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

     7.5    No Conflicts.  This Agreement does not conflict with any law,
            ------------
agreement, or obligation by which the Borrower is bound.

     7.6    Financial Information.  All financial and other information that has
            ---------------------
been or will be supplied to the Bank, including the Borrower's financial statement dated as of February 29, 1996, is:

            (a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and each Guarantor's) financial condition.

            (b) in form and content required by the Bank.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 16

            (c) in compliance with all government regulations that apply.

Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Borrower or any Guarantor.

     7.7    Lawsuits.  There is no lawsuit, tax claim or other dispute pending
            --------
or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan.

     7.8    Collateral.  All collateral required in this Agreement is owned by
            ----------
the grantor of the security interest free of any title defects or any liens or interests of others, except those which are listed on Schedule 7.8 hereto.

     7.9    Permits, Franchises.  The Borrower possesses all permits,
            -------------------
memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

     7.10   Other Obligations.  The Borrower is not in default on any obligation
            -----------------
for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     7.11   Income Tax Returns.  The Borrower has no knowledge of any pending
            ------------------
assessments or adjustments of its income tax for any year.

     7.12   No Event of Default.  There is no set of circumstances and no event
            -------------------
has occurred which is, or with notice or lapse of time or both would be, a default under this Agreement and each representation or warranty given by Borrower and each Guarantor in connection with this Agreement is true and correct.

     7.13   Merchantable Inventory.  All inventory which is included in the
            ----------------------
Borrowing Base is of good and merchantable quality and free from material defects.

     7.14   ERISA Plans.
            -----------

            (a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

            (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 17

            (c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

            (d) No proceeding has been commenced with respect to a Plan under
     Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

            (e) The following terms have the meanings indicated for purposes of this Agreement:

                     (i)   "Code" means the Internal Revenue Code of 1986, as
                            ----
            amended from time to time.

                     (ii)  "ERISA" means the Employee Retirement Income Security
                            -----
            Act of 1974, as amended from time to time.

                     (iii) "PBGC" means the Pension Benefit Guaranty Corporation
                            ----
            established pursuant to Subtitle A of Title IV of ERISA.

                     (iv)  "Plan" means any employee pension benefit plan
                            ----
            maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     7.15   Solvency.  Borrower and each Guarantor, both individually and on a
            --------
consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     7.16   Benefit Received.  Borrower and each Guarantor will receive
            ----------------
reasonably equivalent value in exchange for the obligations incurred under the documents to which each is a party. Borrower and each Guarantor will derive substantial benefit from the consummation of the transaction contemplated hereby in an amount at least equal to its obligations under such documents to which it is a party.

8.   COVENANTS

     The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 18

     8.1    Use of Proceeds.  To use the proceeds of the line of credit only for
            ---------------
the general working capital needs of the Borrower and its subsidiaries and to finance acquisitions permitted hereby.

     8.2    Financial Information.  To provide the following financial
            ---------------------
information and statements and such additional information as requested by the Bank from time to time:

            (a) Within ninety (90) days of the Borrower's fiscal year end, the Borrower's and its subsidiaries' annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accounting firm acceptable to the Bank. The audited statements shall be prepared on a consolidated basis. Within ninety (90) days of the Borrower's fiscal year end, the Borrower's internally prepared annual financial statement on a consolidated and consolidating basis.

            (b) Within forty-five days of the period's end, the Borrower's and its subsidiaries' quarterly financial statements. These financial statements may be prepared by the Borrower. The statements shall be prepared on a consolidated basis.

            (c) Copies of the Borrower's Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K current Report within 10 days after the date of filing with the Securities and Exchange Commission.

            (d) A borrowing base certificate in substantially the form of Exhibit B hereto setting forth the respective amounts of Acceptable Receivables and Acceptable Inventory as of the last day of each month within thirty (30) days after each month end and statements showing an aging and reconciliation of the Borrower's receivables within thirty (30) days after the end of each month.

            (e) Annual operating forecasts of the Borrower and its subsidiaries prepared on a consolidated and consolidating basis and delivered to the Bank by May 31 of each year.

            (f) Promptly upon the Bank's request, such other statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each Guarantor as the Bank may request.

     8.3    Quick Ratio.  To maintain on a consolidated basis a ratio of Quick
            -----------
Assets to Current Liabilities of at least 0.5:1.0. As used herein, the term "Quick assets" means cash, short-term cash investments, net trade receivables,
- -------------
and marketable securities not classified as long-term investments. As used herein, the term "Current Liabilities" means current liabilities plus any amount
                  -------------------
of the line of credit which would otherwise not be included in current liabilities.

     8.4    Tangible Net Worth.  To maintain on a consolidated basis Tangible
            ------------------
Net Worth equal to at least Sixteen Million Dollars ($16,000,000.00). As used herein, the term "Tangible
                  --------

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 19

Net Worth" means the gross book value of the Borrower's assets (excluding
- ---------
goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

     8.5    Debt to Tangible Net Worth.  To maintain on a consolidated basis a
            --------------------------
ratio of Total Liabilities to Tangible Net Worth not exceeding 1.75:1.0. As used herein, the term "Total Liabilities" means the sum of current liabilities
                       -----------------
plus long term liabilities.

     8.6    Cash Flow Ratio.  To maintain on a consolidated basis a Cash Flow
            ---------------
Ratio of at least 1.6:1.0.  As used herein, the term "Cash Flow Ratio" means the
                                                      ---------------
ratio of Cash Flow to the current portion of long term debt plus interest expense. "Cash Flow" is defined as net income from operations (before
           ---------
extraordinary or nonrecurring gains or losses), after taxes, plus depreciation, amortization and other non-cash charges, plus interest expense, minus dividends. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the last day of the fiscal quarter preceding the date of calculation.

     8.7    Other Debts.  Not, and not permit any Guarantor, to have outstanding
            -----------
or incur any direct or contingent debts or lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

            (a) Acquiring goods, supplies, or merchandise on normal trade credit.

            (b) Endorsing negotiable instruments received in the usual course of business.

            (c) Obtaining surety bonds in the usual course of business.

            (d) Existing debt and lease obligations disclosed on Schedule 8.7.

            (e) Additional debts and lease obligations for the acquisition of fixed or capital assets, not to exceed One Million Dollars ($1,000,000.00) in the aggregate outstanding at any time.

            (f) Debt arising from lawsuits and judgments that do not otherwise constitute a default hereunder.

     8.8    Other Liens.  Not, and not permit any Guarantor, to create, assume,
            -----------
or allow any security interest or lien (including judicial liens) on property the Borrower or any Guarantor now or later owns, except:

            (a) Security interests and liens in favor of the Bank.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 20

            (b)    Liens for taxes not yet due.

            (c) Liens outstanding on the date of this Agreement disclosed on
     Schedule 8.8 hereto.

            (d) Liens granted as purchase money security interests in equipment acquired after the date of this Agreement, provided that the obligations incurred otherwise meet the requirements of Section 8.7(e) and such liens only encumber the equipment acquired.

     8.9    Capital Expenditures.  Not, and not permit any Guarantor, without
            --------------------
the Bank's prior written consent, to spend or incur obligations (including the total amount of any capital leases) for more than Four Million Dollars ($4,000,000.00) in the aggregate for Borrower and all Guarantors in any single fiscal year to acquire fixed or capital assets, excluding from such aggregate amount any such expenditures financed pursuant to Section 8.7(d).

     8.10   Dividends.  Not to declare or pay any dividends on any of its
            ---------
shares, except (a) annual dividends not in excess of fifty percent (50%) of net income for any year as long as no default exists or would result therefrom, or
(b) payable in capital stock of the Borrower.

     8.88   Treasury Stock.  Not to purchase, redeem, or otherwise acquire for
            --------------
value any of its shares, or create any sinking fund in relation thereto; provided that, Borrower may purchase or otherwise acquire for value its shares for an aggregate purchase price not to exceed in any fiscal year the sum of (a) Two Hundred Fifty Thousand Dollars ($250,000.00) plus (b) the proceeds of any key man life insurance policy provided for the purpose of funding the repurchase of its shares.

     8.12   Loans to Officers.  Not, and not permit any Guarantor, to make any
            -----------------
loans, advances or other extensions of credit to any of its executives, officers, directors, shareholders or affiliates (or any relatives of any of the foregoing) in an aggregate amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) for Borrower and the Guarantors in the aggregate for the entire term of this Agreement; provided that, in addition to the foregoing, Borrower may make advances to the Guarantors from proceeds of the line of credit hereunder in an amount for each Guarantor not to exceed at anytime outstanding the value of such Guarantor's assets included in the Borrowing Base.

     8.13   Notices to Bank.  To promptly notify the Bank in writing of:
            ---------------

            (a) any lawsuit containing a claim or seeking damages over One Hundred Thousand Dollars ($100,000) against the Borrower or any Guarantor;

            (b) any substantial dispute between the Borrower or any Guarantor and any government authority;

            (c) any failure to comply with or default under this Agreement; and

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 21

            (d) any material adverse change in the Borrower's or any Guarantor's financial condition or operations.

     8.14   Books and Records.  To maintain adequate books and records.
            -----------------

     8.15   Audits.  To allow the Bank and its agents to inspect the Borrower's
            ------
and the Guarantors' properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's or any Guarantor's properties, books or records are in the possession of a third party, the Borrower authorizes the third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

     8.16   Compliance with Laws.  To comply with the laws (including any
            --------------------
fictitious name statute), regulations, and orders of any government body with authority over the Borrower's or any Guarantor's business.

     8.17   Maintenance of Properties.  To make any repairs, renewals, or
            -------------------------
replacements to keep the Borrower's or any Guarantor's properties in good working condition.

     8.18   Preservation of Rights.  To maintain and preserve all rights,
            ----------------------
privileges, and franchises the Borrower or any Guarantor now has.

     8.19   Perfection of Liens.  To help the Bank perfect and protect its
            -------------------
security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

     8.20   Cooperation.  To take any action reasonably requested by the Bank to
            -----------
carry out the intent of this Agreement.

     8.21   Insurance.
            ---------

            (a) Insurance Covering Collateral.  To maintain, and cause the
                -----------------------------
     Guarantor's to maintain, all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

            (b) General Business Insurance.  To maintain, and to cause each
                --------------------------
     Guarantor to maintain, insurance as is usual and customary for similarly situated businesses in the Borrower's industry.

            (c) Evidence of Insurance.  Upon the request of the Bank, to deliver
              ---------------------
     to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 22

     8.22   Additional Negative Covenants.  Not to, and not to permit any
            -----------------------------
Guarantor to, without the Bank's written consent (which consent will not be unreasonably withheld, with such reasonableness to be determined based on the Bank's business perspective):

            (a) engage in any business activities substantially different from the Borrower's or any Guarantor's present business.

            (b) liquidate or dissolve the Borrower's or any Guarantor's business.

            (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination or purchase or acquire all or substantially all the assets of another business, except for such transaction if (i) the Borrower or applicable Guarantor is the surviving entity; (ii) no default exists hereunder or would result therefrom and before, and after giving effect to, the proposed acquisition, the representations and warranties set forth herein shall be true and correct; (iii) Borrower delivers to the Bank an Environmental Questionnaire and Disclosure Statement in form and disclosing such information as is acceptable to the Bank relating to the assets or entity to be acquired prior to the acquisition; and (iv) the aggregate cash consideration paid in connection with all such transactions does not exceed Five Million Dollars ($5,000,000) for Borrower and the Guarantors in the aggregate during the entire term of this Agreement.

            (d) sell, lease, or otherwise dispose of all or a substantial part of the Borrower's or any Guarantor's business or the Borrower's or any Guarantor's assets except assets with a fair market value that does not exceed in the aggregate for Borrower and all Guarantors an amount equal to Five Hundred Thousand Dollars ($500,000.00) in any calendar year; provided, however, the Borrower's sale of its Houston real property and related assets will not be included for purposes of the Five Hundred Thousand Dollars ($500,000.00) limitation and such property may be sold or otherwise disposed of free of the restrictions set forth in this paragraph.

            (e) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

            (f) voluntarily suspend its business for more than three (3) days in any thirty (30) day period.

            (g) make any capital contribution to or investment in, or purchase or own any stock, bonds, notes, debentures, or other securities of any entity, except:

                     (i) readily marketable direct obligations of the United States of America;

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 23

                     (ii) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00;

                     (iii) other debt securities if at the time of purchase such debt securities are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; and

                     (iv) the Borrower may repurchase its own shares in accordance with the permissions set out in Section 8.11.

     8.23   ERISA Plans.  As relates to the Borrower or any Guarantor, to give
            -----------
prompt written notice to the Bank of:

            (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

            (b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

            (c) Any notice of noncompliance made with respect to a Plan under
     Section 4041(b) of ERISA.

            (d) The commencement of any proceeding with respect to a Plan under
     Section 4042 of ERISA.

9.   HAZARDOUS WASTE INDEMNIFICATION.

     9.1    INDEMNIFICATION.  THE BORROWER WILL INDEMNIFY AND HOLD HARMLESS THE
            ---------------
BANK FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE OF A HAZARDOUS SUBSTANCE. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER OR ABOUT THE BORROWER'S OR ANY GUARANTOR'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO THE BORROWER OR ANY GUARANTOR. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEYS' FEES (INCLUDING THE REASONABLE ESTIMATE OF THE ALLOCATED COST OF IN-HOUSE COUNSEL AND STAFF). THE INDEMNITY EXTENDS TO THE BANK, ITS PARENT, SUBSIDIARIES AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS. FOR PURPOSES OF THIS AGREEMENT, THE TERM "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE WHICH IS OR BECOMES DESIGNATED AS "HAZARDOUS" OR "TOXIC" UNDER ANY FEDERAL, STATE OR LOCAL LAW. THIS

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 24

INDEMNITY WILL SURVIVE REPAYMENT OF THE BORROWER'S OBLIGATIONS TO THE BANK.

     9.2    Representation and Warranty Regarding Hazardous Substances.  Prior
            ----------------------------------------------------------
to entering into this Agreement, the Borrower has researched and inquired into the previous uses and ownership of all property constituting its or its subsidiaries' real property. Based on that due diligence, the Borrower represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Borrower's or any of its subsidiaries' real property, except as the Borrower has disclosed to the Bank in writing pursuant to the Environmental Questionnaire and Disclosure Statement prepared by the Borrower.

     9.3    Compliance Regarding Hazardous Substances.  The Borrower and each of
            -----------------------------------------
its subsidiaries has complied, and will comply with all laws, regulations and ordinances governing or applicable to hazardous substances as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to such real property or the operations of the Borrower and its subsidiaries.

     9.4    Notices Regarding Hazardous Substances.  Until full repayment of the
            --------------------------------------
loan, the Borrower will promptly notify the Bank if it knows, suspects or believes there may be any hazardous substance in or around its or any of its subsidiaries' real property, or in the soil, groundwater or soil vapor on or under such real property, or that the Borrower, any subsidiary or any of their real property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any hazardous substance.

     9.5    Site Visits, Observations and Testing.  The Bank and its agents and
            -------------------------------------
representatives will have the right at any reasonable time to enter and visit the Borrower's or any of its subsidiaries' real property and any other place where any property is located for the purposes of observing such real property, taking and removing soil or groundwater samples, and conducting tests on any part of the real property. The Bank is under no duty, however, to visit or observe such real property or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. No site visit, observation or testing by the Bank will result in a waiver of any default of the Borrower or impose any liability on the Bank. In no event will any site visit, observation or testing by the Bank be a representation that hazardous substances are or are not present in, on or under any real property, or that there has been or will be compliance with any law, regulation or ordinance pertaining to hazardous substances or any other applicable governmental law. Neither the Borrower, its subsidiaries, nor any other party is entitled to rely on any site visit, observation or testing by the Bank. The Bank owes no duty of care to protect the Borrower, its subsidiaries, or any other party against, or to inform the Borrower, its subsidiaries, or any other party of, any hazardous substances or any other adverse condition affecting the real property. The Bank will disclose to the Borrower upon its request, any report or findings made as a result of, or in connection with, any site visit, observation or testing by any third party engaged by the

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 25

Bank unless such reports or findings are protected by attorney client privilege. As provided above, the Borrower shall have no right to rely on any such report or finding and the Bank will not incur any liability to Borrower or any other party for an matter disclosed in such report or finding. In each instance, the Bank will give the Borrower or such subsidiary reasonable notice before entering its real property or any other place the Bank is permitted to enter under this Paragraph. The Bank will make reasonable efforts to avoid interfering with the Borrower's and its subsidiaries' use of their respective real property or any other property in exercising any rights provided in this paragraph.

     9.6    Continuation of Indemnity.  The Borrower's indemnity obligations to
            -------------------------
the Bank under Section 9.1, shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement, and shall also survive as unsecured obligations after any acquisition by the Bank of the collateral securing this Agreement, including any real property or any part of it, by foreclosure or any other means.

10.  DEFAULT

     If any of the following events occur, the Bank may do one or more of the following: (i) declare the Borrower in default, (ii) stop making any additional credit available to the Borrower, (iii) exercise any and all rights and remedies as may be available to the Bank under the terms of any collateral documents, security instruments, debt instruments or any other document or instrument executed in connection herewith or in any way related hereto, (iv) exercise any and all rights and remedies as may be available to the Bank at law or in equity, and (v) declare the entire debt created and evidenced hereby to be immediately due and payable in full, whereupon the entire unpaid principal indebtedness evidenced hereby, and all accrued unpaid interest thereon, shall at once mature and become due and payable without presentment, demand, protest, grace or notice of any kind (including, without limitation, notice of intent to accelerate, notice of acceleration or notice of protest), all of which are hereby severally waived by the Borrower. If a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement will automatically be immediately due.

     10.1   Failure to Pay.  The Borrower fails to make a principal or interest
            --------------
payment under this Agreement when due or shall fail to make any other payment under this Agreement within ten (10) days of the date due.

     10.2   Lien Priority.  The Bank fails to have an enforceable first lien
            -------------
(except for any prior liens set forth on Schedule 7.8) on or security interest in any property given as security for the loans to be advanced to the Borrower pursuant to this Agreement.

     10.3   False Information.  The Borrower or any Guarantor has given the Bank
            -----------------
materially false or materially misleading information or representations.

     10.4   Bankruptcy.  The Borrower or any Guarantor files a bankruptcy
            ----------
petition, a bankruptcy petition is filed against the Borrower or any

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 26

Guarantor, or the Borrower or any Guarantor makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against the Borrower or any Guarantor is dismissed within a period of sixty (60) days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     10.5   Receivers.  A receiver or similar official is appointed for the
            ---------
Borrower's or any Guarantor's business, or the business is terminated.

     10.6   Lawsuits.  Any lawsuit or lawsuits are filed on behalf of one or
            --------
more trade creditors against the Borrower or any Guarantor in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage.

     10.7   Judgments.  Any judgments or arbitration awards are entered against
            ---------
the Borrower or any Guarantor, or the Borrower or any Guarantor enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage.

     10.8   Government Action.  Any government authority takes any action that
            -----------------
the Bank reasonably believes materially adversely affects the Borrower's or any Guarantor's financial condition or ability to perform or repay its obligations hereunder.

     10.9   Material Adverse Change.  A material adverse change occurs in the
            -----------------------
Borrower's or any Guarantor's financial condition, properties or prospects, or ability to repay the loan or perform its obligations under this Agreement or any other loan document.

     10.10  Cross-default.  Any default occurs under any agreement in connection
            -------------
with any credit the Borrower or any Guarantor has obtained from anyone else or which the Borrower or any Guarantor has guaranteed which in either case exceeds an aggregate principal amount (either individually or in the aggregate) equal to Two Hundred Fifty Thousand Dollars ($250,000.00).

     10.11  Default under Guaranty or Subordination Agreement.  Any guaranty,
            -------------------------------------------------
subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

     10.12  Other Bank Agreements.  The Borrower or any Guarantor fails to meet
            ---------------------
the conditions of, or fails to perform any obligation under any other agreement the Borrower or any Guarantor has with the Bank or any affiliate of the Bank.

     10.13  ERISA Plans.  The occurrence of any one or more of the following
            -----------
events with respect to the Borrower or any of its subsidiaries, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower or such subsidiary to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower or any subsidiary with respect to a Plan:

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 27

            (a) A reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

            (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

     10.14  Other Breach Under Agreement.  The Borrower fails to meet the
            ----------------------------
conditions of this Agreement or fails to perform any obligation under Sections
4.3 or 8.2 through 8.13 of this Agreement to the extent not otherwise specifically referred to in this Article. The Borrower fails to perform any obligations under this Agreement, other than those described in the preceding sentence and those specifically referred to in this Article, and such failure shall continue for a period of twenty (20) days.

     10.15  Change of Control.  If any persons or entities acquires after the
            -----------------
date hereof more than fifty-one percent (51%) of the outstanding capital stock of Borrower entitled (without regard to any contingency) to vote in the election of the directors of Borrower.

     10.16  Change in Management. The Borrower's or any Guarantor's executive
            --------------------
management shall change.

11.  ENFORCING THIS AGREEMENT; MISCELLANEOUS

     11.1   GAAP.  Except as otherwise stated in this Agreement, all financial
            ----
information provided to the Bank and all financial covenants will be made according to generally accepted accounting principles applied on a consistent basis.

     11.2   Governing Law.  This Agreement is governed by Texas law.
            -------------

     11.3   Successors and Assigns.  This Agreement is binding on the Borrower's
            ----------------------
and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

     11.4   ARBITRATION.
            -----------

            (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

                     (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 28

                     (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

                     (iii) Any violation of this Agreement; or

                     (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

            (b) AT THE REQUEST OF THE BORROWER OR THE BANK, ANY SUCH CONTROVERSIES OR CLAIMS WILL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY TEXAS LAW.

            (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration. The arbitration will be conducted within Dallas County, Texas.

            (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

            (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

            (f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

            (g) This provision does not limit the right of the Borrower or the Bank to:

                     (i)   exercise self-help remedies such as setoff;

                     (ii) foreclose against or sell any real or personal property collateral; or

                     (iii) act in a court of law, before, during or after the
            arbitration proceeding to obtain:

                           (A)   an interim remedy; and/or

                           (B)   additional or supplementary remedies.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 29

            (b) The pursuit of, or a successful action for, interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

     11.5   Severability; Waivers.  If any part of this Agreement is not
            ---------------------
enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

     11.6   Costs.  If the Bank incurs any expenses in connection with
            -----
administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

     11.7   Attorneys' Fees.  In the event of a lawsuit or arbitration
            ---------------
proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     11.8   Indemnification.  THE BORROWER AGREES TO INDEMNIFY THE BANK AGAINST,
            ---------------
AND HOLD THE BANK HARMLESS FROM, ALL CLAIMS, ACTIONS, LOSSES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND ALLOCATED COSTS FOR IN-HOUSE LEGAL SERVICES) INCURRED BY THE BANK AND ARISING FROM ANY CONTENTION, WHETHER WELL-FOUNDED OR OTHERWISE, THAT THERE HAS BEEN A FAILURE TO COMPLY WITH ANY LAW REGULATING THE BORROWER'S OR ANY SUBSIDIARIES' SALES OR LEASES TO OR PERFORMANCE OF SERVICES FOR DEBTORS OBLIGATED UPON THE BORROWER'S OR ANY SUBSIDIARIES' ACCOUNTS RECEIVABLE AND DISCLOSURES IN CONNECTION THEREWITH. THIS INDEMNITY WILL SURVIVE REPAYMENT OF THE BORROWER'S OBLIGATIONS TO THE BANK AND TERMINATION OF THIS AGREEMENT.

     11.9   Notices.  All notices required under this Agreement shall be
            -------
personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature pages hereto, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

     11.10  Headings.  Article and paragraph headings are for reference only and
            --------
shall not affect the interpretation or meaning of any provisions of this Agreement.

     11.11  Counterparts.  This Agreement may be executed in as many
            ------------
counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 30

     11.12  Usury Laws.  It is the intention of the parties hereto to comply
            ----------
with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement or in any of the documents evidencing or securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such instruments or documents require or permit the payment, charging, taking, reserving or receiving of any sums constituting interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, paid, charged, taken, reserved or received under this Agreement or under the terms of any of the documents evidencing or securing payment hereof or otherwise relating hereto, or in any communication by Bank or any other person to Borrower or any other party liable for the payment of the indebtedness evidenced hereby, or if the maturity of the indebtedness is accelerated in whole or in part, or in the event that all or part of the principal or interest shall be prepaid, so that under any of such circumstances or under any other circumstances whatsoever, the amount of interest contracted for, paid, charged, taken, reserved or received under this Agreement or under any of the documents securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance hereof or refunded to Borrower, at the Bank's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, paid charged, taken, reserved or received under this Agreement or under such other documents or instruments that are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, paid, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof. The terms of this Section shall be deemed to be incorporated in every loan document, security instrument, debt instrument and communication relating to this Agreement and the loan evidenced hereby. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow
                     --------  -------
higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

     11.13  NO ORAL AGREEMENTS. This Agreement and any related security or other
            ------------------
agreements required by this Agreement, collectively:

            (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning the subject matter hereof;

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 31

            (b) replace any prior oral or written agreements between the Bank and the Borrower concerning the agreement between the Bank and the Borrower as evidenced hereby; and

            (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by the Bank and the Borrower.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     THIS WRITTEN AGREEMENT AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA, TEXAS, N.A.            AZTEC MANUFACTURING CO.


By:                                     By:
   -------------------------               -------------------------
     Donald P. Hellman                       L. C. Martin
     Vice President                          President

Address where notices to                Address where notices to
the Bank are to be sent:                the Borrower are to be sent:

P.O. Box 619005                         P.O. Box 668
Dallas, Texas 75261-9005                Crowley, Texas 76036
Telecopy No.:  214-444-7167

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 32

                               INDEX TO EXHIBITS
                               -----------------


     Exhibit A                                      Borrowing Certificate
     Exhibit B                                      Borrowing Base Certificate




                              INDEX TO SCHEDULES
                              ------------------

     Schedule 7.8                                   Liens encumbering Collateral
     Schedule 8.7                                   Existing Debt
     Schedule 8.8                                   Existing Liens

BUSINESS LOAN AGREEMENT
(RECEIVABLES AND INVENTORY) - Page 33

                                   Exhibit A
                                      to
                            Aztec Manufacturing Co.
                            Business Loan Agreement
                          (Receivables and Inventory)

                             Borrowing Certificate
                             ---------------------

Exhibit A to Business Loan Agreement - Cover Page

                             BORROWING CERTIFICATE
                             ---------------------

            This Borrowing Certificate is executed and delivered to Bank of America, Texas, N.A. ("Lender"), by Aztec Manufacturing Co., ("Borrower"),
                             ------                                  --------
      ____ day of ______, ______, pursuant to that certain Business Loan Agreement (Receivables and Inventory), dated as of June ____, 1996 (together with any and all renewals, modifications, extensions and amendments thereof, the "Credit Agreement"), between Borrower and Lender.
                               ----------------
      All capitalized terms not otherwise defined herein shall have the definitions assigned to such terms in the Credit Agreement.

            Borrower hereby requests that Lender make an extension of credit to Borrower in the amount of $________ to be funded on ____________, _____ under the [line of credit][term loan].

            The interest option selected by Borrower for this extension of credit is (select one):

              Rate                                       Principal Amount
              ----                                       ----------------
              [_] the Bank's Reference Rate              $
                                                          -------------
              [_] the Eurodollar Rate, plus              $
                                                          -------------
              [_] the Long Term Rate [applicable to the
                        term loan only]                  $
                                                          -------------

            If an Eurodollar Rate is selected, the interest period applicable is _____months [select 1, 2, 3, 6 or 12 months, as applicable (12 month interest period not available on line of credit)].

            In connection with the foregoing extension of credit and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

            (i) The undersigned is the duly elected, qualified and acting officer of the Borrower, as specified below, and, as such officer, is authorized to make and deliver this certificate.

            (ii) The representations and warranties contained in the Credit Agreement and in each of the other collateral documents, security instruments, debt instruments and other document or instrument executed in connection with or in any way related to the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof (except as set forth in writing to Lender or as noted in the attachments hereto).

            (iii) No potential event of default or event of default has occurred and is continuing or will exist after giving effect to this extension of credit request hereby.

            EXECUTED and delivered this _____ day of ______, _______.

                                                   AZTEC MANUFACTURING CO.

                                                   By:
                                                      --------------------------
                                                        Name:
                                                             -------------------

Exhibit A to Business Loan Agreement - Borrowing Certificate - Page 1

                                                        Title:
                                                              ------------------

Exhibit A to Business Loan Agreement - Borrowing Certificate - Page 2

                                   Exhibit B
                                      to
                            Aztec Manufacturing Co.
                            Business Loan Agreement
                          (Receivables and Inventory)

                          Borrowing Base Certificate
                          --------------------------

Exhibit A to Business Loan Agreement - Cover Page

                          BORROWING BASE CERTIFICATE
                            AZTEC MANUFACTURING CO.
                             AS OF:
                                    -------------

Accounts Receivable
- -------------------
Total Accounts Receivable                 $
                                           --------
Less:  Ineligibles (Per Schedule A
 attached)                                $
                                           --------
Acceptable Receivable                     $
                                           --------
Advance Rate                                    80%
Available on Accounts Receivable                       $
                                                        --------
Total Non-Zinc Raw Material and Finish
 Goods Inventory On Hand
                                           --------
Less:  Ineligibles (Per Schedule A
 attached)
                                           --------
Acceptable Inventory of Raw Material
 and Finish Goods
                                           --------
Advance Rate                                     50%
Available on Acceptable Inventory of
 Raw Material and Finish Goods                         $
                                                        --------
Total Raw Zinc Inventory On Hand
                                           --------
Less:  Ineligibles (Per Schedule A
 attached)
                                           --------
Acceptable Raw Zinc Inventory
                                           --------
Advance Rate                                     60%
Available on Zinc Inventory                            $
                                                        --------

Total Borrowing Base Availability (Less
 than $10,000,000)                                     $
                                                        --------
Less:  Outstanding on Line of Credit                   $
                                                        --------
Less:  Outstanding Letters of Credit
 (Less than $750,000)                                  $
                                                        --------
Total Outstandings (Maximum $10,000,000)               $
                                                        --------
Remaining Availability                                 $
                                                        --------

The undersigned represents and warrants that:

A. The foregoing information is true, complete and correct, and that the Acceptable Inventory and Acceptable Receivable described above complies fully with the condition, terms, warranties, representations, and covenants set forth in the Business Loan Agreement ("Agreement") between the undersigned and Bank of America Texas, N.A., dated June 28, 1996, together with any supplements or amendments thereto.

B. There have been no adverse changes and there is no litigation or proceeding which may cause an adverse change in the financial statement or certification furnished the Bank, nor is there any default under any agreement between the undersigned and the Bank.

C. The undersigned has not permitted, and will not permit the Total Outstandings at any time outstanding under the Agreement to exceed the current Borrowing Base computed in the manner set forth in the Agreement.

                                    AZTEC MANUFACTURING CO.


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------

BORROWING BASE CERTIFICATE - page 1

                              Title:
                                    -------------------------------------------

BORROWING BASE CERTIFICATE - Page 2

                          BANK OF AMERICA TEXAS, N.A.
                                  SCHEDULE A
                           (AZTEC MANUFACTURING CO.)
           SUPPORT TO BORROWING BASE CERTIFICATE DATED
                                                       ------------
                             INELIGIBLE COLLATERAL

INELIGIBLE ACCOUNTS RECEIVABLE
Over 90 Days from Invoice Date ..................................  $
                                                                    --------
Credit Balances in Past Due columns .............................
                                                                    --------
Cross Aging (25%) ...............................................
                                                                    --------
Concentration Limit (20% of Receivables) ........................
                                                                    --------
Contra Accounts .................................................
                                                                    --------
Local Government Accounts .......................................
                                                                    --------
U.S. Government .................................................
                                                                    --------
Foreign Accounts (Outside of USA) ...............................
                                                                    --------
Affiliate/Parent/Subsidiary Accounts ............................
                                                                    --------
Officer/Employee Accounts .......................................
                                                                    --------
Consignment/COD/Guaranteed Sales ................................
                                                                    --------
Service Charges/Interest ........................................
                                                                    --------
Customer Deposits ...............................................
                                                                    --------
Retainage .......................................................
                                                                    --------
Not Ordinary Course .............................................
                                                                    --------
Claims by Customer ..............................................
                                                                    --------
Bankrupt Customer ...............................................
                                                                    --------
Evidenced by Notes or Instruments ...............................
                                                                    --------
Other Ineligibles ...............................................
                                                                    --------
TOTAL INELIGIBLE ACCOUNTS RECEIVABLE ............................  $
                                                                    --------
              INELIGIBLE INVENTORY
Raw Material     -- Title Defects ...............................
                                                                    --------
     and                  -- Subject to Other Liens .............
                                                                    --------
Finished Goods            -- Obsolete ...........................
                                                                    --------
(excluding zinc)          -- Bad Quality ........................
                                                                    --------
                 -- Returned ....................................
                                                                    --------
                 -- Packaging/Supplies/Display Items ............
                                                                    --------
                 -- On Consignment ..............................
                                                                    --------
                 -- Not on Borrower's Premises ..................
                                                                    --------
                 -- Other Ineligibles ...........................
                                                                    --------
Total Raw Material and Ineligible Finished Goods ................
                                                                    --------
Zinc             -- Title Defects ...............................
                                                                    --------
                 -- Subject to Other Liens ......................
                                                                    --------
                 -- Obsolete ....................................
                                                                    --------
                 -- Bad Quality .................................
                                                                    --------
                 -- Returned ....................................
                                                                    --------
                 -- On Consignment ..............................
                                                                    --------
                 -- Not on Borrower's Premises ..................
                                                                    --------
                 -- Other Ineligibles ...........................
                                                                    --------
Total Zinc Ineligible ...........................................
                                                                    --------
TOTAL INELIGIBLE INVENTORY ......................................
                                                                    --------

BORROWING BASE CERTIFICATE - Page 3

                                 SCHEDULE 7.8
                                      TO
                            AZTEC MANUFACTURING CO.
                            BUSINESS LOAN AGREEMENT


                         Liens Encumbering Collateral
                         ----------------------------



          Secured Party            File No.   File Date  Collateral
          -------------            --------   ---------  ----------
1.  Safeco Credit Company          939505      11/16/95  Forklift

2.  Safeco Credit Company, Inc.    950003703   11/20/95  Forklift

SCHEDULE 7.8, Solo Page

                                 SCHEDULE 8.7
                                      TO
                            AZTEC MANUFACTURING CO.
                            BUSINESS LOAN AGREEMENT


                                 Existing Debt
                                 -------------



      Description                                   Amount
      -----------                                   ------

1.    Arkansas Development                          $315,000
      Finance Authority Economic
      Development Revenue Bonds
      1991 Series K
      Arkgalv, Inc.

2.    Arkansas Development                           160,000
      Finance Authority Economic
      Development Revenue Bonds
      1987 Series J
      Arkgalv, Inc.

3.    Various Arrangements                           Unknown
      Concerning copy machine leases
      Aztec Manufacturing Co. and all subsidiaries

SCHEDULE 8.7, Solo Page

                                 SCHEDULE 8.8
                                      TO
                            AZTEC MANUFACTURING CO.
                            BUSINESS LOAN AGREEMENT


                                Existing Liens
                                --------------



     1.     Those disclosed on Schedule 7.8

     2. Liens on the real property located at 998 Escue Drive, Prairie Grove, Arkansas of Arkgalv, Inc. securing the Arkansas Development Finance Authority Economic Development Revenue Bonds, 1991 Series K and 1987 Series J

SCHEDULE 8.8, Solo Page